SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549





                                   FORM 8-K


                                CURRENT REPORT


                        Pursuant to Section 13 or 15(d)
                    of the Securities Exchange Act of 1934







Date of Report (Date of earliest event reported) October 15, 1996


                      DEAN WITTER REALTY YIELD PLUS, L.P.
        (Exact name of registrant as specified in governing instrument)


          Delaware                      0-18148                13-3426531
(State or other jurisdiction          (Commission          (I.R.S. Employer
    of incorporation)                 File Number)        Identification No.)


  Two World Trade Center, New York, New York                    10048
   (Address of principal executive offices)                  (Zip Code)


Registrant's telephone number, including area code             (212) 392-1054



         (Former name or former address, if changed since last report)

Item 5.  Other Events

Bankruptcy Filing of Borrower Under Participating Mortgage Loan

Dean Witter Realty Yield Plus (the "Partnership") and an affiliated partnership, Dean Witter Realty Yield Plus II (collectively, the "Lender") had made a second mortgage loan in the amount of $59.2 million to Government Center Garage Trust (the "Trust"), the owner of the One Congress Street property. The Partnership's share of the loan, including accrued interest at September 30, 1996 was approximately $34.5 million.

The Trust defaulted on the loan by failing to timely pay September debt service. Thereafter, the Lender accelerated the loan and attempted to take possession of the One Congress Street property. On October 15, 1996, the Trust and GCGA Limited Partnership, the sole beneficiary thereof, filed voluntary bankruptcy petitions under Chapter 11 of the U.S. Bankruptcy Code.

The Partnership is currently considering what actions to take in response to the bankruptcy filing. It is impossible at this time to predict the impact of the bankruptcy filing on the collectability of the Partnership's loan or on its financial statements.




                                  SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         DEAN WITTER REALTY YIELD PLUS, L.P.

                                    By:  Dean Witter Realty Yield Plus Inc.
                                         Managing General Partner



                                    By:  /s/E. Davisson Hardman, Jr.
                                         E. Davisson Hardman, Jr.
                                         President






Date:      October 31, 1996